UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 FORM 8-K12g3/A


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2004



                          BONUSAMERICA WORLDWIDE CORP.
                    ---------------------------------------
             (Exact name of Registrant as specified in its Charter)

                              LONGBOW MINING CORP.
                             ----------------------
                                 (Former Name)


Nevada                           333-86982                   75-3026459
------                           ---------                   ----------
(State or other jurisdiction     (Commission File Number     (IRS Employer
of incorporation)                                            Identification No.)


            834 S. Broadway, 5th Floor, Los Angeles, California 90014
             -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  778-881-0939
                         ------------------------------
               Registrant's telephone number, including area code

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None.


ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

None.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

None.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         A.       Financial Statements - Audited Financial Statements of
                                         BonusAmerica - Exhibit A

                  Pro Forma Statements - Revised Unaudited Pro Forma Combined
                                         Financial Statements  - Exhibit "B"


         B.       Exhibits             - None.


ITEM 8. CHANGE IN FISCAL YEAR

None.

ITEM 9. REGULATION FD DISCLOSURE

None.


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

None.


ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS

None.


ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

None.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 7, 2004                            /s/Michael Mak
                                                --------------------------
                                                Michael Mak, President & CEO

                                    EXHIBIT A

                  AUDITED FINANCIAL STATEMENTS OF BONUSAMERICA


                          INDEX TO FINANCIAL STATEMENTS


Financial Statements of BonusAmerica, a division of Stanford International
Holding Corporation:

  Independent Auditors' Report                                                                       F-2

  Statement of Assets Acquired of BonusAmerica at December 31, 2003                                  F-3

  Statements of Operations of the Assets Acquired for the year ended
    December 31, 2003, and the period from July 1, 2002 (Inception)
    through December 31, 2002                                                                        F-4

  Statements of Changes in Assets Acquired for the year ended December 31, 2003,
  and the period from July 1, 2002 (Inception) through December 31, 2002                             F-5

  Statements of Cash Flows of the Assets Acquired for the year ended
    December 31, 2003, and the period from July 1, 2002 (Inception)
    through December 31, 2002                                                                        F-6

  Notes to Financial Statements                                                                      F-7

                          Independent Auditors' Report


Board of Directors and Shareholders
Longbow Mining Corp.

We have audited the accompanying statement of assets acquired of BonusAmerica (the "Company"), a division of Stanford International Holding Corporation, as of December 31, 2003, and the related statements of operations of the assets acquired, changes in assets acquired, and of cash flows of the assets acquired for the year ended December 31, 2003, and the period from July 1, 2002
("Inception") through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BonusAmerica as of December 31, 2003, and the results of operations of the assets acquired and the cash flows of the assets acquired for the year ended December 31, 2003, and the period from July 1, 2002 (Inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                             /s/ McKennon, Wilson & Morgan LLP
                                             ---------------------------------
February 26, 2004
Irvine, California

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Statement of Assets Acquired



                                                                  December 31,
                                                                      2003
ASSETS ACQUIRED (Note 1)                                        ---------------

Current assets:
  Accounts receivable                                          $         86,298
  Inventories                                                           254,170
  Note receivable from Stanford (Note 6)                                250,000
  Restricted cash (Note 2)                                               50,000
                                                                ---------------
         Total current assets                                           640,468

Property and equipment, net (Note 3)                                     95,411
Intangible assets, net (Note 1)                                         341,869
                                                                ---------------

     TOTAL assets acquired                                     $      1,077,748
                                                                ---------------







                 See accompanying notes to financial statements
                                       F-3





                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                   Statements of Operations of Assets Acquired



                                                                                                          July 1, 2002 (Inception)
                                                                             Year Ended                  Through December 31, 2002
                                                                         December 31, 2003
Revenues:                                                            ------------------                    ------------------
Product sales                                                      $          3,175,620                  $            922,027
Advertising and list rentals                                                    535,454                                 8,000
                                                                     ------------------                    ------------------
     Total Revenues                                                           3,711,074                               930,027

Cost of product sales                                                         1,781,575                               475,148
                                                                     ------------------                    ------------------

     Gross profit                                                             1,929,499                               454,879

Selling and marketing expenses                                                1,091,436                               440,626
General and administrative expenses                                             446,834                               410,230
Amortization of intangible assets                                                90,350                                     -
                                                                     ------------------                    ------------------

Operating income (loss)                                                         300,879                              (395,977)

Other income                                                                     17,500                                 3,265
                                                                     ------------------                    ------------------

Income (loss) before provision for income taxes                                 318,379                              (392,712)

Provision for income taxes (Note 4)                                              35,648                                     -
                                                                     ------------------                    ------------------

     Net income (loss)                                               $          282,731                    $         (392,712)
                                                                      =================                     ==================





                 See accompanying notes to financial statements
                                       F-4





                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                    Statements of Changes in Assets Acquired



                                                   Assets           Accumulated      Assets Acquired
                                                  Contributed          Deficit              Total
                                               ---------------   -----------------     ----------------
Balances at July 1, 2002 (Inception)           $             -   $               -     $             -

Assets contributed                                     670,351                   -             670,351

Net loss                                                     -            (392,712)           (392,712)
                                               ---------------   -----------------     ----------------

Balances at December 31, 2002                          670,351            (392,712)            277,639

Assets contributed                                     517,378                   -             517,378

Net income                                                   -             282,731             282,731
                                               ---------------  ------------------   -----------------

Balances at December 31, 2003                  $     1,187,729  $         (109,981)  $       1,077,748
                                               ===============  ===================  =================





                 See accompanying notes to financial statements
                                       F-5




                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                   Statements of Cash Flows of Assets Acquired



                                                                                                         July 1, 2002
                                                                                    Year Ended          (Inception) Through
                                                                              December 31, 2003       December 31, 2002
                                                                              -----------------       -----------------
Cash flows from operating activities:
  Net income (loss)                                                           $         282,731       $        (392,712)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation and amortization                                                     160,502                  30,847
      Fair value of services rendered (Note 5)                                           49,000                       -
      Provision for income taxes (Note 4)                                                35,648                       -
      Changes in operating assets:
         Accounts receivable                                                            (78,851)                 (7,447)
         Inventories                                                                   (102,276)               (151,894)
         Restricted cash                                                                (50,000)                      -
                                                                              ------------------        ----------------
             Net cash provided by (used in) operating activities                        296,754                (521,206)
                                                                              -----------------         ----------------

Cash flows from investing activities:
  Purchases of equipment                                                                (47,265)                (45,021)
  Cash paid for intangible assets                                                      (432,219)                      -
                                                                                ----------------        ---------------
             Net cash used in investing activities                                     (479,484)                (45,021)
                                                                                ---------------         ---------------

Cash flows from financing activities-
  Cash contributions from Parent                                                        182,730                 566,227
                                                                                ---------------         ---------------

Net change in cash                                                                            -                       -

Cash, beginning of period                                                                     -                       -
                                                                                ---------------         ---------------

Cash, end of period                                                           $               -       $               -
                                                                                ===============         ===============


Supplemental disclosures on non-cash financing and investing activities:

On July 1, 2002, Stanford contributed property and equipment with a net book value of $104,124. On December 31, 2003, Stanford contributed a note receivable to BonusAmerica in the amount of $250,000.


                 See accompanying notes to financial statements
                                       F-6

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Note 1 - History and Summary of Significant Accounting Policies
---------------------------------------------------------------

History
-------

Stanford International Holding Corporation ("Stanford" or the "Parent") was incorporated under the laws of the State of California on May 4, 2000 and was formerly known as Megamooch Corporation prior to June 4, 2001. Stanford operates a division known as BonusAmerica ("BonusAmerica"), which is engaged in internet commerce. BonusAmerica commenced operations on or about July 1, 2002 ("Inception"). Specifically, BonusAmerica's operations consists of business to consumer retail sales, and business to business advertising and database information rental services. BonusAmerica lists a wide variety of products which include watches, consumer electronics and general merchandise on its website at www.bonusamerica.com. BonusAmerica serves customers within the United States of America and Canada.

Stanford formed BonusAmerica Corporation (the "Company"), a California corporation, on October 23, 2003, for the purpose of acquiring the assets of the division of BonusAmerica from Stanford. On January 6, 2004, the Company acquired certain assets from Stanford, consisting primarily of receivables, inventories, property and equipment, and intangible assets, in exchange for the outstanding common stock of BonusAmerica. No liabilities were assumed by the Company. The assets acquired are reported at their historical bases since the acquisition is among entities under common control. See "Basis of Presentation" below for further discussion.

On February 26, 2004, the Company was acquired by Longbow Mining Corp., a publicly-held company. The acquisition will be accounted for as a reverse acquisition, whereby the assets of the Company will be reported at their historical cost. See Note 7 for further discussion of this subsequent event.

Significant Accounting Policies
-------------------------------

Basis of presentation
---------------------

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and do not purport to be a complete presentation of the assets acquired or revenues and expenses that would have resulted if BonusAmerica had operated as an independent company during the periods presented. The reported amounts may not be indicative of results of operations and cash flows for future periods.

The accompanying statement of assets acquired excludes certain liabilities (primarily accounts payable and accrued expenses) which were not assumed in the asset acquisition. The accompanying statements of operations of the assets acquired include direct revenues, cost of revenues and direct expenses of BonusAmerica, which are tracked and reported separately through its computer system. Indirect expenses incurred by Stanford were allocated to BonusAmerica using reasonable bases, such as relative revenues, square footage, or labor, depending on the nature of the expense incurred. Interest expense incurred by Stanford was not allocated to BonusAmerica since no debt was assumed. Management believes that the expenses allocated to BonusAmerica are representative of the operating expenses it would have incurred had it operated on a stand-alone basis.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Accounting estimates
--------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management relate to the methods of allocating indirect expenses to the operations of BonusAmerica, the recoverability of, the period to be benefited from, intangible assets acquired by BonusAmerica, allowances for slow moving inventories and allowances for product returns.

Accounts receivable
-------------------

Retail customer accounts are generally settled through customer credit cards, which are generally collected within three days or less. Management provides an estimated allowance for returns at the time of sale. The majority of accounts receivable is from business customers, generated through advertising services or rentals of its database of customers. Management reviews credit worthiness of its business customers, and generally does not require collateral. Historical credit losses have been within management's expectations. Inventories

Inventories, consisting of retail products ready for sale, are stated at the lower of cost (first-in, first-out) or market. Allowances are provided for inventories which are considered slow moving to reduce amounts to net realizable or market value. All amounts are considered finished goods for financial reporting purposes.

Property and equipment
----------------------

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally ranging from 3 to 7 years. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deductions are made for retirements resulting from renewals or betterments.

Intangible assets
-----------------

Intangible assets consist of costs paid to acquire personal customer information for use in its advertising and database rental activities. Costs paid in 2002 were expensed as incurred until management of BonusAmerica established rental revenues from its customer database. Costs capitalized amounted to $432,219, and amortization totaled $90,350, during the year ended December 31, 2003. The carrying value at December 31, 2003 was $341,869. Management estimates revenues from these intangible assets will be generated over a period of three years from the date of acquisition. At December 31, 2003, the estimated remaining period to be benefited is approximately two and one-half years.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Long-lived assets
-----------------

Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," requires that long-lived assets, such as property and equipment and purchased intangibles subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or at least these assets must be reviewed annually. Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate. Specifically, management projects undiscounted cash flows from database rentals that are expected over the period to be benefited. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair market value. Estimates of expected future cash flows represent management's best estimate based on currently available information and reasonable and supportable assumptions. Any impairment recognized in accordance with SFAS No. 144 is permanent and may not be restored. To date, the Company has not recognized any impairment of long-lived assets in accordance with SFAS No. 144. Revenue recognition

The Company recognizes revenues from product sales at the time of shipment. An allowance for estimated returns is provided at the time of sale. Historically, returns have averaged less than three (3) percent of total sales. Database rentals are recorded at the time the services are provided so long as the services are defined and communicated in writing, the price is fixed and determinable, no other obligations of the Company exist to the customer, and the amounts are collectible.

Advertising
-----------

The Company expenses costs of advertising and promotions as incurred, with the exception of direct-response advertising costs. Statement of Position No. 97-3, "Reporting on Advertising Costs," provides that direct-response advertising costs that meet specified criteria should be reported as assets and amortized over the estimated benefit period, which is generally less than 30 days. The conditions for reporting the direct-response advertising costs as assets include evidence that customers have responded specifically to the advertising, and that the advertising results in probable future benefits. The Company uses direct-response marketing to attract customers to opt-in to the Company's database and buy goods offered on its web-site or a special promotion. The Company is able to document the responses of each customer to the email advertising that elicited the response. The percentage of costs attributable to future rental revenues are segregated and reported as intangible assets. For the year ended December 31, 2003, direct-response advertising costs attributable to product sales and future estimated database rentals were 44% and 56%, respectively. Advertising expenses included in selling and marketing expenses for the year ended December 31, 2003 and the period from July 1, 2002 to December 31, 2002, were approximately $442,423 and $337,792, respectively.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Accounting for stock-based compensation
---------------------------------------

The Company has not adopted a fair value-based method of accounting for stock-based compensation plans for employees and non-employee directors. The Company will use the intrinsic value-based approach, and supplement disclosure of the pro forma impact on operations and per share information using the fair value-based approach as required by SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure". Stock-based compensation issued to non-employees and consultants are measured at fair value in accordance with SFAS No. 123. Common stock purchase options and warrants issued to non-employees and consultants will be measured at fair value using the Black-Scholes valuation model.

Income taxes
------------

The provision for income taxes for the periods presented has been reflected in the accompanying statement of operations of assets required as if the Company had filed separate tax returns as an independent company. The Company's results of operations of assets required were included in the federal income tax returns of Stanford. Stanford and BonusAmerica do not have a formal tax-sharing arrangement, and Stanford is treating the taxes paid on BonusAmerica income as a capital contribution and will not be repaid to Stanford. BonusAmerica uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates in the period of enactment. Deferred tax assets are reviewed for realization and valuation allowances are recorded if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

Fair value of financial instruments
-----------------------------------

Financial instruments include restricted cash, note receivable from Parent and accounts receivable. The carrying value of accounts receivable approximate their fair values because of their short-term nature. Risks and uncertainties The Company's internet business faces the risks and uncertainties of anti-spam legislation or new internet legislation that would prevent the Company from targeting potential customers. In addition, see Note 5 for discussion regarding taxability of sales made by the Company over the internet.

Segment information
-------------------

The Company has two operating segments. The primary operating segment is product sales and generated a majority of the Company's revenues. The other segment, advertising and list rentals generated 14% of the Company's revenues. Since this is over 10% of revenues, SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information" requires additional disclosures.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Segment information is as follows as of and for year ended December 31, 2003:

                                       Product sales         Advertising and list rentals             Total
------------------------------- ---------------------------- ----------------------------- ----------------------------
Total revenues                                   $3,175,620                      $535,454                   $3,711,074
------------------------------- ---------------------------- ----------------------------- ----------------------------
Operating income                                    212,875                       105,504                      318,379
------------------------------- ---------------------------- ----------------------------- ----------------------------
Total assets                                       $650,129                      $427,619                   $1,077,748
------------------------------- ---------------------------- ----------------------------- ----------------------------

Recent accounting pronouncements
--------------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which addresses financial accounting and reporting for recording expenses for the fair value of stock options. SFAS No. 148 provides alternative methods of transition for a voluntary change to fair value-based method of accounting for stock-based employee compensation. Additionally, SFAS No. 148 requires more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002, with early application permitted in certain circumstances. BonusAmerica will apply the intrinsic value-based method of accounting as allowed by APB No. 25 for employee stock-based compensation.

Note 2 - Restricted Cash
------------------------

BonusAmerica maintains a cash reserve in the amount of $50,000 with a bank, which is restricted as to use as a requirement of the Company's merchant (credit card) account. Note 3 - Property and Equipment Property and equipment consist of the following at December 31, 2003:

Computers and equipment                                    $         153,750
Furniture and fixtures                                                36,270
Leasehold improvements                                                 6,390
                                                            ----------------
                                                                     196,410

Less accumulated depreciation and amortization                      (100,999)
                                                            ----------------

                                                           $          95,411
                                                            ================

During the year ended December 31, 2003 and the period from July 1, 2002 through December 31, 2002, depreciation and amortization expense totaled $70,152 and $30,847, respectively.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Note 4 - Income Taxes
---------------------

As discussed in Note 1, BonusAmerica has not historically been a tax paying entity, and accordingly, income taxes have been provided assuming BonusAmerica filed income tax returns on a separate-return basis.

In 2002, BonusAmerica incurred a net loss amounting to $392,712. During 2002, no deferred tax asset was recorded since BonusAmerica had no history of earnings. A valuation allowance was provided for the entire deferred tax asset amounting to $156,434. During the year ended December 31, 2003, the Company's income taxes amounted to $35,648, of which $35,061 relates to state income taxes since California has suspended the use of net operating loss carry-forwards. The Company reduced its income tax expense due to the reduction in the Company's valuation allowance of $103,270 related to the realization of the deferred tax assets. At December 31, 2003, deferred tax assets, consisting of net operating loss carry-forwards, amounting to $53,164 were fully reserved by management.

In 2002, the difference between the tax benefit derived by using the 34% Federal tax rate and the zero benefit recorded by the Company is due to the Company providing a 100% valuation allowance against deferred tax assets. In 2003, the difference between the tax provision derived by using the 34% Federal tax rate and the effective rate of 10% is due to the realization of the deferred tax asset as discussed above.

Note 5 - Commitments and Contingencies
--------------------------------------

Litigation
----------

The Company is subject to a limited number of claims and actions that arise in the ordinary course of business. The litigation process is inherently uncertain, and it is possible that the resolution of the Company exists and future litigation may adversely affect the Company. Management is unaware of any matters that may have material impact on the Company's financial position, results of operations, or cash flows of assets acquired.

Employment contract
-------------------

On January 1, 2004, the Company entered into an employment agreement with its chief executive officer which provides for an annual salary of $100,000, plus bonuses of up to 1% of base salary.

In 2003, the Company's Chief Executive Officer was paid $51,000. Management believes that the estimated fair value of his salary was approximately $100,000 in 2003, and accordingly, management provided additional compensation expense of $49,000 in the accompanying statement of operations of the assets acquired for the year ended December 31, 2003. Because of the limited operations in 2002, management did not provide for additional compensation for its chief executive officer.

Sales taxes
-----------

The California State Board of Equalization ("CSBE") has pronounced a sales tax ruling to internet business; requiring internet business to collect sales tax for transactions physically located within the state of California. Management did not apply this ruling to its internet sales within the state of California. Stanford has assumed any and all liabilities which could result from an assessment by the CSBE. Management expects to comply with CSBE effective January

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


6, 2004 (date of acquisition of assets by BonusAmerica  from Stanford,  see Note
1). During the year ended December 31, 2003 and the period from July 1, 2002 through December 31, 2002, sales tax expense recorded in the accompanying statement of operations of the assets acquired, assuming that the Company complied in all material respects in the state of California, amounted to approximately $28,000 and $10,000, respectively.

Note 6 - Related-Party Transactions
-----------------------------------

Facilities
----------

The Company will rent warehouse and office facilities from Stanford on a month-to-month basis at $2,300 per month beginning March 1, 2004, until such time that the Company enters into a long-term lease. During 2003 and 2002, such amounts were allocated by Stanford based on square footage occupied by BonusAmerica. During the year ended December 31, 2003 and the period from July 1, 2002 through December 31, 2002, rent expense allocated to BonusAmerica amounted to $27,193 and $9,025, respectively.


Database rentals
----------------

BonusAmerica rents its customer database to other divisions of Stanford. Rents charged are based on 15% of revenues generated from the use of the database. During the year ended December 31, 2003, BonusAmerica generated revenues of $170,480 from its database rentals. No revenues were generated in 2002 from related parties.

Note receivable
---------------

Effective December 31, 2003, Stanford contributed a note receivable in the amount of $250,000 to BonusAmerica. The note bears interest rate of prime, plus 1% and is due on May 15, 2004.


Professional staff to be leased
-------------------------------

On February 12, 2004, the Company entered into an agreement to pay Stanford a percentage of employee compensation based upon the percentage by the Company in 2003. In connection therewith, Stanford will charge the Company 68% of its total employee costs for 2004. This agreement begins in March 2004 and will continue until such time that modifications are required. Management believes that the percentage of payroll expenses to be charged to the Company in 2004 is reasonable and proper, based on expected levels of effort and actual costs incurred.


Fixed assets rentals
--------------------

On February 20, 2004, the Company agreed to lease property and equipment to Stanford based on a reasonable and agreed upon charge. Lease charges were approximately 25% of the depreciation expense in 2003. The same percentage is expected for 2004 since the agreement between the Company and Stanford includes no agreed upon percentage.

                                  BonusAmerica
           (a Division of Stanford International Holding Corporation)
                          Notes To Financial Statements


Note 7 - Subsequent Events
--------------------------

On February 26, 2004, the Company entered into a definitive agreement to be acquired by Longbow Mining Corp. ("Longbow"), a publicly-held company. In connection therewith, the shareholder of the Company prior to the acquisition will receive 11,500,000 shares of common stock or approximately 58% of the issued at outstanding shares immediately after the acquisition. The acquisition will be accounted for as a reverse acquisition, whereby the assets of the Company will be reported at their historical cost. The assets and liabilities of Longbow will be recorded at fair value. No goodwill will be recorded in connection with the reverse acquisition, since Longbow is a development-stage company with no historical operating revenues to date.

The unaudited pro forma statement of financial position as of December 31, 2003 and the unaudited pro forma statement of operations data are not included since such information is not readily available. Longbow is a development-stage company with no significant operating assets, and no revenues from its intended operations. Management is currently assessing costs to be incurred as a public company after the reverse acquisition of Longbow. Such amounts will be reflected in the Company's consolidated pro forma financial information. The historical operations of BonusAmerica may not be indicative of the operations to be expected of the consolidated entity, operating as a public company, reporting to the SEC.

                                   EXHIBIT B


            REVISED UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements

On March 1, 2004, Longbow Mining, Inc. ("Longbow") entered into a definitive agreement acquiring BonusAmerica Corporation ("BonusAmerica") from Stanford International Holding Corporation ("Stanford"). This acquisition was accounted for as a reverse acquisition, whereby the assets of the BonusAmerica, the accounting acquirer, will be reported at their historical cost. In connection with the acquisition, Longbow issued 5 million restricted common shares to Stanford for 100% of BonusAmerica. In addition, the founders of Longbow also transferred 6.5 million restricted shares to Stanford to complete the transaction. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein, as well as pro forma adjustments as described in the Notes to Unaudited Combined Pro Forma Financial Statements.

The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the acquisition occurred on December 31, 2003. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2003 includes the operating results of the Longbow and BonusAmerica assuming the acquisition occurred on January 1, 2003.

The unaudited pro forma combined financial statements presented herein are not necessarily indicative of the results of the operations or the combined financial position that would have resulted had the acquisition been completed at December 31, 2003, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the consolidated company. They are, therefore, qualified in their entirety. They should be read in conjunction with the historical financial statements of Longbow and the historical financial statements of BonusAmerica. BonusAmerica's audited financial statements included in this Form 8-K.

The unaudited pro forma adjustments represent management's estimates based on information available at this time. Actual adjustments to these unaudited financial statements could differ from those reflected herein.


UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2003

                                                                                          Acquisition
                                                     Longbow          BonusAmerica        Adjustments        Note         Combined
                                                 ----------------    ----------------   ----------------   ---------  --------------
Assets

Current Assets
   Cash and cash equivalents                  $          8,821    $              -                                 $          8,821
   Accounts receivable                                       -              86,298                                           86,298
   Notes receivable                                    160,000             250,000                                          410,000
   Inventories                                               -             254,170                                          254,170
   Other current assets                                 11,668              50,000                                           61,668
                                                 ----------------    ----------------                               ----------------
Total Current Assets                                   180,489             640,468                                          820,957

Property, Plant & Equipment                                  -              95,411                                           95,411
Other Assets                                                 -             341,869                                          341,869
                                                 ----------------    ----------------                               ----------------

Total Assets                                  $        180,489    $      1,077,748                                 $      1,258,237
                                                 ================    ================                               ================

Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable and accrued liabilities   $         11,976    $              -                                 $         11,976
   Due to related parties                              158,517                   -                                          158,517
                                                 ----------------    ----------------                               ----------------
Total Current Liabilities                              170,493                   -                                          170,493
                                                 ----------------    ----------------                               ----------------

Stockholders' Equity:
   Common stock ($0.001 par value)                      14,862                   -               5,000       (A)             19,862
   Additional paid-in capital                          143,325           1,187,729            (153,191)      (A,B)        1,177,863
   Accumulated deficit                                (148,191)           (109,981)            148,191       (B)           (109,981)
                                                 ----------------    ----------------                               ----------------
Total Stockholders' Equity                               9,996           1,077,748                                        1,087,744
                                                 ----------------    ----------------                               ----------------

Total Liabilities and Stockholders' Equity    $        180,489    $      1,077,748                                 $      1,258,237
                                                 ================    ================                               ================




UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2003

                                                                                      Acquisition
                                                 Longbow          BonusAmerica        Adjustments         Note         Combined
                                             ----------------    ----------------   ----------------    ---------    --------------
Net sales                                 $                   $      3,711,074                                   $     3,711,074
                                                         -
Cost of sales                                            -           1,781,575                                         1,781,575
                                             ----------------    ----------------                                    --------------
Gross profit                                             -           1,929,499                                         1,929,499
                                             ----------------    ----------------                                    --------------

Selling, general and administrative                100,029           1,538,270                                         1,562,393
Amortization                                             -              90,350                                             90350
Interest expense                                     7,926                   -                                             7,926
Other income                                       (13,241)            (17,500)                                          (30,741)
                                             ----------------    ----------------                                    --------------
Income (loss) before income taxes                  (94,714)            318,379                                           223,665
                                             ----------------    ----------------                                    --------------

Provision for income taxes                               -              35,648             (1,663)      (C)               33,985
                                             ----------------    ----------------                                    --------------
Net income (loss)                         $        (94,714)  $          282,731                                  $       189,680
                                             ================    ================                                    ==============

Earnings (losses) per share basic and
diluted                                   $          (0.01)                                                      $          0.01

Weighted average shares outstanding
basic and diluted                               14,862,000                              5,000,000       (D)           19,862,000

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Combined Balance Sheet as of December 31, 2003, reflects the reverse acquisition as if it occurred on December 31, 2003. The Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2003, reflects the merger as if it occurred on January 1, 2003.

The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquires from Longbow and to conform Longbow's accounting policies to BonusAmerica. The amounts and descriptions related to the preliminary adjustments are as follows:

A. To reflect common stock changes as a result of new shares issued, with the offset to additional paid-in capital.
B. To eliminate accumulated deficit of Longbow upon its acquisition by BonusAmerica. The effect of the entry is a credit to accumulated deficit and a charge to additional paid in capital for $148,191.
C.   To reduce the income tax provision for losses incurred by Longbow.
D. To reflect acquisition of BonusAmerica, whereby Longbow issued 5,000,000 shares of restricted common stock to Stanford.